Exhibit 99.2

                      HEALTH INSURANCE OF VERMONT, INC.

                                PRESS RELEASE

                              SEPTEMBER 15, 1995


COLCHESTER, VT. --- At a special shareholders meeting held on September 11, 1995, the shareholders of Health Insurance of Vermont, Inc. approved of four proposals:

            1. The removal of certain bylaw provisions which restrict the ability of the shareholders to nominate persons for election to the Company's Board of Directors or raise matters for consideration at the annual meeting of the shareholders.

            2. Removal of 6 of the 8 directors of the Company. (One additional board seat was vacated previously pursuant to the resignation of Bernard H. Zais.)

            3. Reduction of the size of the Board of Directors of the Company from 9 to 7 members.

            4. Election of the following persons to the Board of Directors of the Company:

                              Robert S.W. Leong
                              James L. Fraser
                              Robert W. Menard
                              Robert S. Savage
                              Robert J. Kesceg

      By action of the Company's Board of Directors, Robert Leong has been elected Chairman. Mr. Leong has indicated that the Company will continue to pursue the objectives of steady financial growth and providing a superior product to the insuring public.